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Exhibit 10.11

SECURED PROMISSORY NOTE

Amount: $250,000.00	Date: September 19, 2001

        FOR VALUE RECEIVED, the undersigned, Douglas A. Sabella (the "Borrower"), hereby promises to pay to Tumbleweed Communications Corp., a Delaware corporation (the "Lender"), the principal sum (the "Principal Sum") of Two Hundred and Fifty Thousand Dollars ($250,000.00) in lawful money of the United States of America. The Borrower also agrees to pay interest (computed on the basis of a 365 or 366 day year, as the case may be) on any unpaid amount of the Principal Sum, from and after the date of this Promissory Note (the "Note") set forth above (the "Effective Date") until the entire Principal Sum has been paid in full, at a rate equal to 7% per annum; provided that in no event shall such interest be charged to the extent it would violate any applicable usury law. Borrower shall be personally liable for the Principal Sum and the accrued interest thereon, calculated in accordance with this Note.

        This Note is subject to the following further terms and conditions:

        1.    Repayment Schedule.    The Principal Sum and all accrued interest thereon will become due and payable not later than the fifth anniversary of the Effective Date (the "Maturity Date"). If the Maturity Date is a Saturday, Sunday or legal holiday, then such payment shall be made on the next succeeding business day.

        2.    Payment and Prepayment.    All payments and prepayments of the Principal Sum of, and the accrued interest on, this Note shall be made to the Lender or its order, in lawful money of the United States of America at the principal offices of the Lender (or at such other place as the Lender shall notify the Borrower in writing). The Borrower may, at his option, prepay this Note in whole or in part at any time or from time to time without penalty or premium. Any prepayments of any portion of the Principal Sum of this Note shall be accompanied by payment of all interest accrued but unpaid hereunder. Upon full and final payment, or forgiveness, of the Principal Sum of, and interest accrued on, this Note, it shall be cancelled by the Lender (or the legal holder hereof) and surrendered to the Borrower.

        3.    Acceleration.    The entire outstanding Principal Sum and all accrued interest thereon shall become immediately due and payable one hundred and eighty (180) days after the last day of the Borrower's employment with the Lender. Upon any such acceleration, Borrower agrees to pay to the Lender the entire outstanding Principal Sum, and any accrued and unpaid interest thereon, without presentment, demand, protest, notice of dishonor and all other demands and notices of any kind, all of which are hereby expressly waived.

        4.    Security.    Pursuant to the Security and Pledge Agreement, dated as of the date hereof (the "Security Agreement"), by and between the Lender and the Borrower, the obligations of the Borrower hereunder are secured by the Collateral (as defined in the Security Agreement), and the holder of this Note is entitled to the Proceeds (as defined in the Security Agreement), but not the voting rights, of the Collateral.

        5.    Recourse.    In addition to recourse against the Collateral as provided in the Security Agreement, the Lender shall be entitled to recourse against the Borrower for the payment of any principal and accrued interest of the Note or for any claim based hereon (including costs of collection).

        6.    Cancellation of the Borrower's Obligations under this Note.    The Lender hereby agrees to cancel the Borrower's obligations under this Note ratably over a period of five years beginning on the

Effective Date, provided, however, that such ratable cancellation shall terminate immediately upon the termination, for any reason, with or without cause, of the Borrower's employment with the Lender as an executive officer.

        7.    Notice.    For the purposes of this Note, notices, demands and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered in person or (unless otherwise specified) five business days after being mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

        If to the Borrower:

    Mr. Douglas A. Sabella
    21771 Congress Hall Lane
    Saratoga, CA 95070

        If to the Lender:

    Tumbleweed Communications Corp.
    700 Saginaw Drive
    Redwood City, CA 94063
    Attention:      Chief Financial Officer
    Telephone:    (650) 216-2000
    Facsimile:      (650) 216-2001

or to such other address as any party (or such party's successor or assign) may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

        8.    Miscellaneous.

          (a)  No delay or failure by the Lender or the legal holder of this Note in the exercise of any right or remedy shall constitute a waiver thereof, and no single or partial exercise by the legal holder hereof of any right or remedy shall preclude other or future exercise thereof or the exercise of any other right or remedy.

          (b)  The headings contained in this Note are for reference purposes only and shall not affect in any way the meaning or interpretation of the provisions hereof.

          (c)  No provision hereof shall confer upon the Borrower the right to continue in the employment of the Lender, any of its subsidiaries or any of their respective successors or affect any rights which the Lender or any of such subsidiaries or successors may have to terminate the employment of the Borrower.

          (d)  The provisions of this Note shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

          (e)  This Note may not be assigned or transferred by Borrower but may be assigned or transferred by the Lender.

        IN WITNESS WHEREOF, this Note has been duly executed and delivered to the Lender by the Borrower on the date first above written.

Tumbleweed Communications Corp.:
Date: September 19, 2001	By:	/s/ JEFFREY C. SMITH Name: Jeffrey C. Smith Title: Chairman and Chief Executive Officer
/s/ DOUGLAS A. SABELLA Douglas A. Sabella Director, President and Chief Operating Officer

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  Exhibit 10.11
SECURED PROMISSORY NOTE